UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 16, 2006
LANCE, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina	0-398	56-0292920

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

8600 South Boulevard, P.O. Box 32368, Charlotte, NC	28232

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 554-1421
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 16, 2006, the Compensation Committee of the Board of Directors of Lance, Inc. (the “Company”) adopted and approved the Lance, Inc. 2006 Five-Year Performance Equity Plan for Officers and Senior Managers (the “Plan”). The Plan provides for the award of performance equity units, each equivalent to one share of the Company’s Common Stock, to certain executive officers and senior managers of the Company. The vesting percentage for performance equity units awarded under the Plan is based on the extent to which the cumulative total return on $100 invested in the Company’s Common Stock (with dividends reinvested) from December 31, 2005 to December 31, 2010 exceeds the cumulative total return on $100 invested in the Russell 2000 Index (with dividends reinvested) over the same five-year period. There will be no vesting or payout if the cumulative total return on the Company’s Common Stock does not equal or exceed the cumulative total return on the Russell 2000 Index over the five-year period.
     If a cash dividend is paid with respect to the Company’s Common Stock during the five-year period, each participant will be credited as of the applicable dividend payment date with an additional number of whole and fractional performance equity units equal to (a) the total cash dividend the participant would have received had the performance equity units (and any previously credited dividend units with respect thereto) been actual shares of the Company’s Common Stock divided by (b) the closing price of one share of the Company’s Common Stock on the applicable dividend payment date.
     Vested Common Stock will be issued under the Plan in early 2011. The Plan is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The summary of the Plan contained herein is qualified in its entirety by reference to the full text of the Plan.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
Number	Description

10.1*	Lance, Inc. 2006 Five-Year Performance Equity Plan for Officers and Senior Managers

*Management Contract

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANCE, INC.

Date: March 22, 2006	By:	/s/ Rick D. Puckett

Rick D. Puckett Executive Vice President, Chief Financial Officer and Secretary

SECURITIES AND EXCHANGE COMMISSION
Washington, DC
EXHIBITS
CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
March 16, 2006	0-398
LANCE, INC.
EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1*	Lance, Inc. 2006 Five-Year Performance Equity Plan for Officers and Senior Managers

*Management Contract